UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

 PHYSICIANS REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland		001-36007	46-2519850
(State of Organization)		(Commission File Number)	(IRS Employer Identification No.)

309 N. Water Street, Suite 500		53202
Milwaukee	Wisconsin
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DOC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2023, Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), as borrower, and Physicians Realty Trust, a Maryland real estate investment trust (the “Company”), as guarantor, executed a First Amendment to Third Amended and Restated Credit Agreement (the “Amendment”) with KeyBank National Association, as administrative agent, and the lenders party thereto, pursuant to which the parties amended the Company’s Third Amended and Restated Credit Agreement, dated as of September 24, 2021 (as amended by the Amendment, the “Amended Credit Agreement”).

The Amendment, among other things, (i) expands the accordion feature, which allows the Operating Partnership to increase borrowing capacity under the Amendment Credit Agreement by up to an additional $500 million, to include additional term loans as a borrowing option, subject to the terms and conditions of the Amended Credit Agreement, (ii) replaces the LIBOR-based benchmark rates and related LIBOR-based mechanics applicable to borrowings under the Amended Credit Agreement with secured overnight financing rate (“SOFR”) based benchmark rates and related SOFR-based mechanics, (iii) removes the LIBOR transition language from the Amended Credit Agreement and (iv) updates certain other provisions of the Amended Credit Agreement to reflect the transition from LIBOR to SOFR.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Amended Credit Agreement (included as Annex A to the Amendment), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the parties to the Amended Credit Agreement and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to the Company for which they have in the past received, and may in the future receive, customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statement and Exhibits.

(d)  Exhibits.

10.1
First Amendment to Third Amended and Restated Credit Agreement, dated March 31, 2023, among Physicians Realty L.P., as Borrower, Physicians Realty Trust, as Guarantor, KeyBank National Association, as Administrative Agent, and the Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 3, 2023		PHYSICIANS REALTY TRUST

		By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
First Amendment to Third Amended and Restated Credit Agreement, dated March 31, 2023, among Physicians Realty L.P., as Borrower, Physicians Realty Trust, as Guarantor, KeyBank National Association, as Administrative Agent, and the Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).